SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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PROGENITY, INC.

(Name of Registrant As Specified In Its Charter)

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PROGENITY, INC.

4330 La Jolla Village Drive, Suite 200, San Diego, CA 92122

NOTICE OF ACTION BY WRITTEN CONSENT

OF A MAJORITY OF STOCKHOLDERS TO BE EFFECTIVE JUNE 21, 2021

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Progenity:

We are furnishing the attached Information Statement to the holders of our common stock, par value $0.001 per share (the “Common Stock”) of Progenity, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), pursuant to the requirements of Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated by the U.S. Securities and Exchange Commission thereunder and the requirements of the Delaware General Corporation Law, in connection with a written consent in lieu of a special meeting (the “Written Consent”), dated as of May 5, 2021, executed by the holders of approximately 68.5% of the voting power of the Company’s outstanding Common Stock entitled to vote as of May 5, 2021 (the “Majority Stockholders”). A copy of the Written Consent is attached as Annex A to the Information Statement.

The Written Consent approves certain actions (the “Actions”) authorized by the Board of Directors of the Company relating to the amendment of our Third Amended and Restated 2018 Equity Incentive Plan (the “2018 Third Amended Plan”), to increase the number of shares of Common Stock available for issuance thereunder by 7,700,000 shares, from 12,153,409 shares to 19,853,409 shares (as amended, the “2018 Fourth Amended Plan”), as more fully described in the accompanying Information Statement.

The 2018 Fourth Amended Plan is attached as Exhibit A to the Written Consent. Pursuant to Rule 14c-2 of the Exchange Act, the Actions will become effective on or after June 21, 2021, which is 20 calendar days following the date we first mail the Information Statement to our stockholders. As described in the Information Statement, the Actions have already been approved by the Majority Stockholders. Accordingly, the Company is not soliciting your proxy or consent in connection with the matters discussed above or pursuant to the Information Statement.

You are urged to read the Information Statement in its entirety.

The Information Statement is being mailed on or about June 1, 2021 to stockholders of record as of May 24, 2021.

THE INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THE INFORMATION STATEMENT.

By Order of the Board of Directors,

/s/ Harry Stylli, Ph.D.
Harry Stylli, Ph.D.
Chairman and Chief Executive Officer

PROGENITY, INC.

INFORMATION STATEMENT

JUNE 1, 2021

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

General Information

The Board of Directors (the “Board”) of Progenity, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), is furnishing this Information Statement to the holders of its common stock, par value $0.001 per share (the “Common Stock”), in connection with a written consent in lieu of a special meeting (the “Written Consent”), dated as of May 5, 2021, executed by the holders of approximately 68.5% of the voting power of the Company’s outstanding shares of Common Stock entitled to vote as of May 5, 2021 (the “Majority Stockholders”). A copy of the Written Consent is attached as Annex A to this Information Statement.

The Written Consent approves certain actions (the “Actions”) authorized by the Board relating to the amendment of our Third Amended and Restated 2018 Equity Incentive Plan (the “2018 Third Amended Plan”), to increase the number of shares of Common Stock available for issuance thereunder by 7,700,000 shares, from 12,153,409 shares to 19,853,409 shares (as amended, the “2018 Fourth Amended Plan”), as more fully described in the accompanying Information Statement.

The 2018 Fourth Amended Plan is attached as Exhibit A to the Written Consent.

The Written Consent was approved in accordance with the Delaware General Corporation Law (the “DGCL”), our Eighth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), which permit any action which may be taken at a meeting of our stockholders to also be taken by the written consent of our stockholders for so long as Dr. Harry Stylli, our Chairman and Chief Executive Officer, entities affiliated with Athyrium Capital Management, LP and entities affiliated with Andrew Midler collectively own more than 50% of our issued and outstanding Common Stock. The Actions taken by the Written Consent required the approval of the holders of a majority of the voting power of our outstanding shares of Common Stock.

This Information Statement is being furnished to all of our holders of our Common Stock in accordance with Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder and the requirements of the DGCL, solely for the purpose of informing our stockholders of the Actions taken by the Written Consent before they become effective.

This Information Statement will be mailed on or about June 1, 2021 to stockholders of record as of May 24, 2021 (the “Record Date”). Pursuant to Rule 14c-2 of the Exchange Act, the Actions will become effective on or after June 21, 2021, which is 20 calendar days following the date we first mail this Information Statement to our stockholders.

The Board approved the amendment and restatement of the 2018 Third Amended Plan to increase the number of shares of Common Stock reserved for issuance thereunder on May 5, 2021, and the Majority Stockholders approved the Actions by the Written Consent on May 5, 2021.

This Information Statement contains a summary of the material aspects of the Actions that were approved by the Board and the Majority Stockholders.

ABOUT THIS INFORMATION STATEMENT

What is the Purpose of this Information Statement?

This Information Statement is being furnished to you pursuant to the requirements of the Exchange Act and the DGCL to notify you of certain corporate actions taken by the Majority Stockholders pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Actions as early as possible to accomplish the purposes herein described, the Board elected to seek the written consent of the Majority Stockholders in lieu of a special meeting. We are making this Information Statement available to you on or about June 1, 2021. The Company is not soliciting your proxy or consent and you are not being asked to take any action in connection with this Information Statement.

Who is Entitled to Notice?

Each holder of record of outstanding shares of our Common Stock on the Record Date is entitled to notice of the actions to be taken pursuant to the Written Consent.

Why Did the Company Seek Stockholder Approval?

As of April 30, 2021 (i) a total of 10,409,468 shares of our Common Stock were subject to outstanding options granted under our 2018 Third Amended Plan, (ii) a total of 4,075,709 shares of our Common Stock were subject to outstanding restricted stock units granted under our 2018 Third Amended Plan and (iii) no shares of our Common Stock were available for new award grants under our 2018 Third Amended Plan. As of April 30, 2021, the average weighted per share exercise price of all outstanding stock options granted under the 2018 Third Amended Plan was $5.01 and the weighted average remaining contractual term was 3.04 years. Equity awards are a significant component of total compensation for our executive officers and other employees and are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our Board determined it was advisable and in the best interests of our stockholders to increase the number of shares of our Common Stock authorized for issuance under the 2018 Third Amended Plan by adopting the 2018 Fourth Amended Plan. If we did not adopt and seek stockholder approval of the 2018 Fourth Amended Plan, we would need to grant cash and other non-equity rewards to our executives and other eligible participants. We believe that such alternative forms of compensation do not align employee interests with those of stockholders as efficiently as equity-based awards, and we feel it is important to provide compensation that continues to effectively align employees with stockholders and which provides a total compensation package that is competitive with other companies. In addition, based on our planned operations, we do not expect that our current cash and cash equivalents will be sufficient to fund our operations for at least 12 months from the issuance date of the condensed consolidated financial statements for the three months ended March 31, 2021. Therefore, we strongly believe that the adoption of the 2018 Fourth Amended Plan is instrumental to our continued success. Because our Common Stock is listed on the Nasdaq Global Market (the “Nasdaq”), we are subject to Nasdaq rules and regulations. Nasdaq Rule 5635(c) requires stockholder approval when a company establishes or materially amends an equity compensation plan pursuant to which its capital stock may be acquired by officers, directors, employees or consultants. Accordingly, following approval by our Board, the Majority Stockholders were asked to approve the 2018 Fourth Amended Plan.

What Actions were Approved by the Majority Stockholders?

Pursuant to the Written Consent (attached hereto as Annex A), the Majority Stockholders approved the 2018 Fourth Amended Plan.

What Vote was Required to Approve the Actions?

The affirmative vote of the holders of a majority of the voting power of our outstanding shares of Common Stock entitled to vote thereon on the Record Date was required to approve the Actions. All holders of Common Stock vote together as a single class except as otherwise required by applicable law.

As of May 5, 2021, the Company had 60,474,092 shares of Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to our stockholders. As of May 5, 2021, the Majority Stockholders owned 41,444,308 voting shares of Common Stock, representing in the aggregate 68.5% of the voting power of the shares of our outstanding Common Stock. No other stockholder votes, consents or actions will be required or obtained in connection with this Information Statement or the Actions because the Majority Stockholders have consented to the Actions.

Do I Have Appraisal Rights?

No. None of the DGCL, our Certificate of Incorporation or our Bylaws provides holders of Common Stock with dissenters’ or appraisal rights in connection with the Actions described in this Information Statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this Information Statement, including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to products and markets, and business trends and other information herein are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” “anticipate,” “target,” “forecast” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements are not historical facts, and reflect our current views with respect to future events. Given the significant uncertainties, you should not place undue reliance on these forward-looking statements.

There are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this Information Statement. Such risks, uncertainties and other factors include, among others, the following risks, uncertainties and factors:

•	the recent and ongoing COVID-19 pandemic and associated shelter-in-place orders;

•	our ability to develop and commercialize molecular testing products as well as innovate in the field of precision medicine;

•	the size and growth potential of the markets for our products and product candidates, and our ability to serve those markets;

•	the rate and degree of market acceptance and clinical utility of our products and product candidates, if approved;

•	coverage and reimbursement for our products and product candidates;

•	the performance of third parties in connection with the development of our products and product candidates, including third-party suppliers;

•	regulatory developments in the United States and foreign countries;

•	our ability to obtain and maintain regulatory approval or clearance of our products and product candidates on expected timelines;

•	our ability to improve and enhance our current products and product candidates;

•	our plans to research, develop and commercialize new products and product candidates;

•	the development, regulatory approval, efficacy and commercialization of competing products;

•	the outcome of pending investigations and legal proceedings;

•	the loss or retirement of key scientific or management personnel;

•	our ability to develop and maintain our corporate infrastructure, including maintaining effective internal control;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

•

our expectations regarding our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others.

There may be other factors that cause our actual results to differ materially from the forward-looking statements expressed or implied in this Information Statement. You should evaluate all forward-looking statements made in this Information Statement in the context of these risks and uncertainties. These forward-looking statements are subject to a number of risks, uncertainties and assumptions including, but not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 and our other filings with the SEC.

We caution you that the risks, uncertainties and other factors referred to above and elsewhere in this Information Statement may not contain all of the risks, uncertainties and other factors that may affect our future results and operations. Moreover, new risks will emerge from time to time. It is not possible for our management to predict all risks. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected.

All forward-looking statements in this Information Statement apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this Information Statement. Except as required by law, we disclaim any intent to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

BACKGROUND AND REASONS FOR THE PLAN AMENDMENT AND STOCKHOLDER APPROVAL

Background and Reasons for the Plan Amendment

Equity awards are a significant component of total compensation for our executive officers and other employees and are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. The Company determined it was advisable and in the best interests of our stockholders to increase the number of shares of our Common Stock authorized for issuance under the 2018 Third Amended Plan by adopting the 2018 Fourth Amended Plan. If we did not adopt and seek stockholder approval of the 2018 Fourth Amended Plan, we would need to grant cash and other non-equity rewards to our executives and other eligible participants. In addition, based on our planned operations, we do not expect that our current cash and cash equivalents will be sufficient to fund our operations for at least 12 months from the issuance date of the condensed consolidated financial statements for the three months ended March 31, 2021. Therefore, we believe that such alternative forms of compensation do not align employee interests with those of stockholders as efficiently as equity-based awards, and we feel it is important to provide compensation that continues to effectively align employees with stockholders and which provides a total compensation package that is competitive with other companies. We strongly believe that the adoption of the 2018 Fourth Amended Plan is instrumental to our continued success.

Reasons for Seeking Stockholder Approval

Because our Common Stock is listed on the Nasdaq Global Market (the “Nasdaq”), we are subject to Nasdaq rules and regulations. Nasdaq Rule 5635(c) requires stockholder approval when a company establishes or materially amends an equity compensation plan pursuant to which stock may be acquired by officers, directors, employees or consultants. Accordingly, following approval by our Board, the Majority Stockholders were asked to approve the 2018 Fourth Amended Plan.

DESCRIPTION OF THE FOURTH AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

In February 2018, the Company adopted the 2018 Equity Incentive Plan (the “2018 Plan”), with approximately 0.7 million shares available for future grant. Upon adoption of the 2018 Plan, no new stock options or awards could be granted under the Second Amended and Restated 2012 Stock Plan (the “2012 Plan”) or the 2015 Consultant Stock Plan (the “2015 Plan”). The 2018 Plan is the successor to and continuation of the 2012 Plan, as amended, and the 2015 Plan, and is administered with either stock options or restricted stock units. The 2018 Plan also provides for other types of equity to issue awards, which at this time the Company does not plan to utilize. The 2018 Plan was amended in March 2019 with approximately 1.1 million shares available for grant.

In December 2019, the Company adopted the Second Amended and Restated 2018 Equity Incentive Plan, which increased the number of shares available for future grant to approximately 2.7 million shares. On March 4, 2020, the Board adopted the Third Amended and Restated 2018 Equity Incentive Plan (the “2018 Third Amended Plan”), which increased the number of shares available for future grant to a total of 7,615,733 million shares and was approved by stockholders on March 5, 2020. The 2018 Third Amended Plan provides for automatic annual increases in the number of shares of Common Stock reserved for issuance, which resulted in an additional 4,537,676 shares reserved for future issuance effective January 1, 2021. On May 5, 2021, the Board adopted the 2018 Fourth Amended Plan, which increased the number of shares available for future grant to a total of 19,853,409 shares and was approved by stockholders on May 5, 2021. Below is a high level summary of the terms of the 2018 Fourth Amended Plan. This summary is qualified in its entirety by reference to the complete text of the 2018 Fourth Amended Plan. We encourage our stockholders to read the actual text of the 2018 Fourth Amended Plan in its entirety, a copy of which is attached as Exhibit A to the Written Consent attached as Annex A to this Information Statement.

Purpose.    The 2018 Fourth Amended Plan, which is the successor to and continuation of the 2012 Plan and 2015 Plan, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates and provide a means by which the eligible recipients may benefit from increases in the value of our Common Stock.

Eligibility.    Awards may be granted to employees, including officers, non-employee directors and consultants of the Company and its affiliates. Only our employees and those of our affiliates are eligible to receive incentive stock options. As of April 30, 2021, approximately 650 of our officers and employees (including all of our named executive officers), each of our six non-employee directors and approximately four other individuals who provide services to us as consultants were considered eligible under the 2018 Fourth Amended Plan.

Types of Awards.    The 2018 Fourth Amended Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other stock awards.

Authorized Shares.    Subject to adjustment for certain dilutive or related events, the aggregate maximum number of shares of our Common Stock that may be issued pursuant to stock awards under the 2018 Fourth Amended Plan as aggregated from time to time, or the Share Reserve, is 19,853,409 shares of Common Stock. The Share Reserve will automatically increase annually beginning on January 1, 2022 and ending with a final increase on January 1, 2030 in an amount equal to 4% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year; provided, however, that the Board may provide that there will not be a January 1st increase in the Share Reserve in a given year or that the increase will be less than 4% of the shares of Common Stock outstanding on the preceding December 31st.

The Share Reserve will not be reduced if an award or any portion thereof (i) expires, is canceled, is forfeited or otherwise terminates without all of the shares covered by such award having been issued or (ii) is settled in cash. If any shares of Common Stock issued under an award are forfeited back to or repurchased by the Company, such shares will revert to and again be made available for issuance under the 2018 Fourth Amended Plan. Any shares retained or reacquired by the Company in satisfaction of tax withholding obligations, as consideration for the exercise or purchase price of an award, or with the proceeds paid by the participant under the terms of a stock award, will also again become available for issuance under the 2018 Fourth Amended Plan. If the Company repurchases shares of Common Stock with stock option exercise or stock purchase proceeds, such shares will be added to the Share Reserve. For any stock award with respect to which a net number of shares of Common Stock are issued, whether in satisfaction of tax withholding obligations, exercise or purchase prices or otherwise, only the net number of shares will reduce the Share Reserve.

The aggregate maximum number of shares of Common Stock that may be issued upon the exercise of incentive stock options is 19,853,409.

The aggregate dollar value of stock awards (based on the grant date fair value of such awards) granted under the 2018 Fourth Amended Plan during any calendar year to any one non-employee director may not exceed $750,000.

Shares issued under the 2018 Fourth Amended Plan may consist of authorized but unissued or reacquired Common Stock of the Company, including shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.

Plan Administration.    Our Board has the authority to administer the 2018 Fourth Amended Plan, including the powers to: (i) determine who will be granted awards and what type of award, when and how each award will be granted, the provisions of each award (which need not be identical), the number of shares or cash value subject to an award and the fair market value applicable to an award; (ii) construe and interpret the 2018 Fourth Amended Plan and awards granted thereunder and establish, amend and revoke rules and regulations for administration of the 2018 Fourth Amended Plan and awards, including the ability to correct any defect, omission or inconsistency in the 2018 Fourth Amended Plan or any award document; (iii) settle all controversies regarding the 2018 Fourth Amended Plan and awards granted thereunder; (iv) accelerate or extend, in whole or in part, the time during which an award may be exercised or vested or at which cash or shares may be issued; (v) suspend or terminate the 2018 Fourth Amended Plan; (vi) amend the 2018 Fourth Amended Plan; (vii) submit any amendment to the 2018 Fourth Amended Plan for stockholder approval; (viii) approve forms of award documents for use under the 2018 Fourth Amended Plan and amend the terms of any one or more outstanding awards; (ix) generally exercise such powers and perform such acts as the Board may deem necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the 2018 Fourth Amended Plan or any award documents; and (x) adopt procedures and sub-plans as are necessary or appropriate.

Subject to the provisions of the 2018 Fourth Amended Plan, our Board may delegate all or some of the administration of the 2018 Fourth Amended Plan to a committee of one or more directors and may delegate to one or more officers the authority to designate employees who are not officers to be recipients of options and stock appreciation rights (and, to the extent permitted by applicable law, other stock awards) and, to the extent permitted by applicable law, to determine the terms of such awards and the number of shares of Common Stock to be subject to such stock awards granted to such employees. Unless otherwise provided by the Board, delegation of authority by the Board to a committee or an officer will not limit the authority of the Board. All determinations, interpretations and constructions made by the Board (or another authorized committee or officer exercising powers delegated by the Board) in good faith will be final, binding and conclusive on all persons. Pursuant to the provisions of the 2018 Fourth Amended Plan, the Board has delegated administration of the 2018 Fourth Amended Plan to the Compensation Committee of the Board (the “Compensation Committee”).

Stock Options.    A stock option may be granted as an incentive stock option or a nonqualified stock option. The option exercise price may not be less than the fair market value of the stock subject to the option on the date the option is granted or, with respect to incentive stock options, less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of the

Company or any affiliate, or a Ten Percent Stockholder (as defined in the 2018 Fourth Amended Plan), unless the option was granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Options will not be exercisable after the expiration of ten years from the date of grant (or five years, in the case of an incentive stock option issued to a Ten Percent Stockholder). Each award agreement will set forth the number of shares subject to each option. The purchase price of any shares acquired pursuant to an option may be payable in cash, check, bank draft, money order, net exercise or as otherwise determined by the Board and set forth in the award agreement, including through an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under the option and the delivery of previously owned shares. The vesting schedule applicable to any option, including any performance conditions, will be as set forth in the award agreement.

Stock Appreciation Rights.    A stock appreciation right, or SAR, is a right that entitles the participant to receive, in cash or shares of stock or a combination thereof, as determined by the Board, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares at the time of exercise over (ii) the exercise price of the right, as established by the Board on the date of grant. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of each SAR may not be less than the fair market value of the stock subject to the award on the date the SAR is granted, unless the SAR was granted pursuant to an assumption of or substitution for another option in a manner satisfying the provisions of Section 409A of the Code. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR. The vesting schedule applicable to any SAR, including any performance conditions, will be as set forth in the award agreement.

Provisions Applicable to Both Options and SARs

Transferability.    The Board may, in its sole discretion, impose limitations on the transferability of options and SARs. Unless the Board provides otherwise, an option or SAR will not be transferable except by will or the laws of descent and distribution and will be exercisable during the lifetime of a participant only by such participant. The Board may permit transfer of an option or SAR in a manner not prohibited by applicable law. Subject to approval by the Board, an option or SAR may be transferred pursuant to the terms of a domestic relations order or similar instrument or pursuant to a beneficiary designation.

Termination of Service.    Except as otherwise provided in an applicable award document or other agreement between a participant and the Company or any affiliate, upon a termination for any reason other than for cause or due to death or disability, a participant may exercise his or her option or SAR (to the extent such award was exercisable as of the date of termination) for a period of three months following the termination date or, if earlier, until the expiration of the term of such award. Upon a termination due to a participant’s disability, unless otherwise provided in an applicable award or other agreement, the participant may exercise his or her option or SAR (to the extent that such award was exercisable as of the date of termination) for a period of 12 months following the termination date or, if earlier, until the expiration of the term of such award. Upon a termination due to a participant’s death, unless otherwise provided in an applicable award or other agreement, the participant’s estate may exercise the option or SAR (to the extent such award was exercisable as of the termination date) for a period of 18 months following the termination date or, if earlier, until the expiration of the term of such award. Unless provided otherwise in an award or other agreement, an option or SAR will terminate on the date that a participant is terminated for cause and the participant will not be permitted to exercise such award.

Awards Other Than Options and SARs

Restricted Stock and Restricted Stock Units.    Restricted shares are awards of shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment) and terms as the Board deems appropriate. Restricted stock units, or RSUs, are an award denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment) and terms as the Board deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents.

Performance Awards.    A performance award is a stock or cash award that is payable contingent upon the attainment during a performance period of certain performance goals. A performance award may, but need not, require the completion of a specified period of service. The length of any performance period, the applicable performance goals, and the measurement of whether and to what degree such performance goals have been attained will be as determined by the Compensation Committee or the Board. The Compensation Committee or the Board retains the discretion to reduce or eliminate the compensation or economic benefit upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards.    The 2018 Fourth Amended Plan permits the grant of other forms of stock awards valued in whole or in part by reference to, or otherwise based on, the Common Stock of the Company, including the appreciation in value thereof. Subject to the provisions of the 2018 Fourth Amended Plan, the Board has the sole and complete authority to determine the persons to whom and the times at which such other stock awards may be granted and other provisions related thereto.

Certain Adjustments.    In the event of any change in the capitalization of the Company, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the 2018 Fourth Amended Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding stock awards. The Board will make such adjustments, and its determination will be final, binding and conclusive. Unless provided otherwise in an award or other agreement, in the event of a dissolution or liquidation of the Company, all outstanding stock awards (other than stock awards consisting of vested and outstanding shares of Company Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to forfeiture may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such stock award is providing continuous service; provided, however, that the Board may, in its sole discretion, provide that some or all stock awards will become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent not already expired or terminated) before the dissolution or liquidation is completed but contingent upon its completion.

Corporate Transaction.    Unless provided otherwise in an award agreement or other agreement between a participant and the Company or an affiliate, in the event of a Corporate Transaction (as defined in the 2018 Fourth Amended Plan), the Board will take one or more of the following actions with respect to each outstanding award, contingent upon the closing or completion of the Corporate Transaction:

(i)

arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar stock award for the award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)

arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)

accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Corporate Transaction as determined by the Board, with such award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such accelerated vesting (and if applicable, such exercise) reversed if the Corporate Transaction does not become effective;

(iv)	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the award;

(v)

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled award;

(vi)

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment equal to the excess, if any, of (A) the value in the Corporate Transaction of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise; and

(vii)	continue the award.

The Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award.

In the absence of any affirmative determination by the Board at the time of a Corporate Transaction, each outstanding award will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, referred to as a Successor Corporation, unless the Successor Corporation does not agree to assume the award or to substitute an equivalent award, in which case the vesting of such award will accelerate in its entirety (along with, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such exercise reversed if the Corporate Transaction does not become effective.

Change in Control.    An award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control (as defined in the 2018 Fourth Amended Plan) as may be provided in the award agreement for such award or as may be provided in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Termination and Amendment.    The Board may suspend or terminate the 2018 Fourth Amended Plan at any time. No awards will be granted after the tenth anniversary of the date the Board adopted the 2018 Fourth Amended Plan. No awards may be granted under the 2018 Fourth Amended Plan while the 2018 Fourth Amended Plan is suspended or after it is terminated.

U.S. Federal Income Tax Consequences of Awards Under the 2018 Fourth Amended Plan

The U.S. federal income tax consequences of the 2018 Fourth Amended Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2018 Fourth Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

With respect to non-qualified stock options, we are generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction (unless the employee sells the underlying shares upon exercise before the tax holding period) nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of an incentive stock option and one year after exercising an incentive stock option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income and we will be entitled to a deduction at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer or director of the Company. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

The current U.S. federal income tax consequences of other awards authorized under the 2018 Fourth Amended Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock appreciation rights, restricted stock awards, restricted stock units, performance stock awards, performance cash awards and other types of stock awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2018 Fourth Amended Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).

U.S. federal income tax law generally prohibits a publicly held company from deducting compensation paid to certain current or former officers that qualify as “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code that exceeds $1 million during the tax year.

Aggregate Past Grants Under the 2018 Fourth Amended Plan

The benefits that will be awarded or paid in the future under the 2018 Fourth Amended Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. As of April 30, 2021, awards covering 16,339,752 shares of our Common Stock have been granted under the 2018 Fourth Amended Plan. The following table shows information regarding the distribution of awards covering such shares as of such date among the persons and groups identified below. The closing market price of our Common Stock on The Nasdaq Global Market on April 30, 2021 was $3.16.

	Number of Shares Underlying Options		Number of Shares Underlying Restricted Stock Units
Name and Position	Exercisable	Unexercisable
Named Executive Officers
Harry Stylli, Ph.D. Chief Executive Officer and Chairman of the Board	159,460	986,787	414,175
Eric d’Esparbes EVP, Chief Financial Officer and Principal Financial Officer	66,786	378,140	163,087
Damon Silvestry Chief Operating Officer	—	330,799	156,750
Total for current executive officers as a group (9 persons)	379,801	2,907,003	1,204,729
Total for current non-employee directors as a group (6 persons)	86,349	58,591	27,966
Total for each associate of any such directors or executive officers	—	—	—
Each other person who has received 5% or more of the options, warrants or rights under the 2018 Fourth Amended Plan	—	—	—
All employees, including any current officers who are not executive officers, as a group	474,992	6,502,732	2,843,014
Total	941,142	9,468,326	4,075,709

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2020. As of December 31, 2020, we had outstanding awards under five equity compensation plans: our 2011 Incentive Stock Plan, our Second Amended and Restated 2012 Stock Plan, our 2015 Consultant Stock Plan, our 2018 Third Amended Plan and our 2020 Employee Stock Purchase Plan.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	5,737,710	(1)	6.01	3,448,616	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	5,737,710		6.01	3,448,616

(1)	Includes stock options to purchase 4,268,945 shares of our Common Stock with a per share weighted-average exercise price of $6.01 and 1,468,765 restricted stock unit awards with no exercise price.

(2)

Represents 2,938,616 shares of our Common Stock reserved for future grants under our 2018 Third Amended Plan and 510,000 shares reserved for issuance under our 2020 Employee Stock Purchase Plan. Excludes 4,537,676 and 557,723 shares that were added to our 2018 Third Amended Plan and our 2020 Employee Stock Purchase Plan, respectively, on January 1, 2021 pursuant to the evergreen provisions thereunder. As of December 31, 2020, no shares have been issued under the 2020 Employee Stock Purchase Plan.

VOTE REQUIRED AND INFORMATION ON MAJORITY STOCKHOLDERS

Each share of Common Stock entitles the registered holder thereof to one vote on all matters presented to stockholders for a vote generally, including the election of directors.

As of May 5, 2021, the Company had 60,474,092 shares of Common Stock issued and outstanding and entitled to vote to one vote per share. On May 5, 2021, the Majority Stockholders’ holdings were as follows:

Name of Beneficial Holder	Number of Shares of Common Stock	Percent of Voting Power
Entities affiliated with Athyrium Capital Management, LP	27,031,626	44.7%
Harry Stylli, Ph.D.	14,412,682	23.8%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our equity interests as of May 5, 2021 by:

•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding equity interests, or our 5% and Greater Stockholders;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table to our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned.

The percentage ownership information shown in the column titled “Percentage of Total” in the table below is based on 60,474,092 shares of our Common Stock outstanding as of the date of this table. Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Information Statement.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Total
Greater than 5% Stockholders
Entities affiliated with Athyrium Capital Management, LP(1)	56,205,758	62.7%
Named Executive Officers and Directors
Harry Stylli, Ph.D.(2)	14,612,159	24.1%
Jeffrey D. Alter(3)	51,343	*
John T. Bigalke(4)	31,343	*
Jeffrey A. Ferrell(1)	56,205,758	62.7%
Brian L. Kotzin, M.D.(5)	30,012	*
Samuel R. Nussbaum, M.D.(6)	31,343	*
Lynne Powell(7)	31,343	*
Eric d’Esparbes(8)	121,194	*
Damon Silvestry(9)	146,044	*
All current directors and executive officers as a group (14 persons)(10)	71,656,319	79.3%

*	Represents beneficial ownership of less than one percent.
(1)

Based on a Schedule 13D/A filed on December 11, 2020 and includes shares of common stock beneficially owned by certain affiliates of Athyrium Capital Management, LP. Consists of (a) 4,211,977 shares of common stock owned by Athyrium Opportunities Fund (A) LP, (b) 2,329,083 shares of common stock owned by Athyrium Opportunities Fund (B) LP, (c) 11,731,480 shares of common stock owned by Athyrium Opportunities III Acquisition 2 LP, (d) 4,175,753 shares of common stock owned by Athyrium Opportunities III Co-Invest 1 LP, (e) 400,160 shares of common stock issuable upon exercise of a warrant held by Athyrium Opportunities III Co-Invest 1 LP, (f) 21,823,737 shares of common stock issuable upon conversion of a convertible note held by Athyrium Opportunities III Co-Invest 1 LP, (g) 4,583,333 shares of common stock owned by Athyrium Opportunities 2020 LP and (h) 6,950,235 shares of common stock issuable upon conversion of a convertible note held by Athyrium Opportunities III Acquisition LP. Voting and investment power with respect to the shares of the Company’s common stock held by Athyrium

Opportunities Fund (A) LP, Athyrium Opportunities Fund (B) LP, Athyrium Opportunities III Acquisition 2 LP, Athyrium Opportunities III Co-Invest 1 LP, Athyrium Opportunities 2020 LP and Athyrium Opportunities III Acquisition LP (collectively, the “Athyrium Entities”) may be deemed to be shared by certain affiliated entities. Athyrium Opportunities Associates Co-Invest LLC is the general partner of Athyrium Opportunities III Co-Invest 1 LP, Athyrium Opportunities Associates III GP LLC is the general partner of Athyrium Opportunities Associates III LP, which is the general partner of each of Athyrium Opportunities 2020 LP and Athyrium Opportunities III Acquisition 2 LP, and Athyrium Opportunities Associates GP LLC is the general partner of Athyrium Opportunities Associates LP, which is the general partner of each of Athyrium Opportunities Fund (A) LP and Athyrium Opportunities Fund (B) LP. Jeffrey A. Ferrell, a member of the Company’s Board, is President of each of Athyrium Opportunities Associates Co-Invest LLC, Athyrium Opportunities Associates III GP LLC, and Athyrium Opportunities Associates GP LLC and in his capacity as such, may be deemed to exercise shared voting and investment power over the shares owned by the Athyrium Entities. Jeffrey A. Ferrell and each of the foregoing entities disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest therein. The business address of each of the Athyrium Entities is c/o Athyrium Capital Management, LP is 505 Fifth Avenue, Floor 18, New York, New York 10017. As reported in the Schedule 13D/A, each of NB Alternatives Advisers LLC, NB Alternatives GP Holdings LLC and NB Alternatives Holdings LLC shares voting power with certain Athyrium Entities with respect to 6,541,060 shares of common stock. The business address for NB Alternatives Advisers LLC and NB Alternatives GP Holdings LLC is c/o NB Alternatives Advisers LLC, 325 N. Saint Paul Street, Suite 4900, Dallas, TX 75201, while the business address for NB Alternatives Holdings LLC is c/o NB Alternatives Advisers LLC, 1290 Avenue of the Americas, New York, New York 10104.
(2)

Consists of (a) 4,412,682 shares of common stock and (b) 199,477 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(3)

Consists of (a) 33,008 shares of common stock and (b) 18,335 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(4)

Consists of (a) 13,008 shares of common stock and (b) 18,335 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(5)

Consists of (a) 11,677 shares of common stock and (b) 18,335 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(6)

Consists of (a) 13,008 shares of common stock and (b) 18,335 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(7)

Consists of (a) 13,008 shares of common stock and (b) 18,335 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(8)

Consists of (a) 39,028 shares of common stock and (b) 82,166 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(9)

Consists of (a) 133,906 shares of common stock and (b) 12,138 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(10)

Consists of (a) those shares described in footnotes (1) through (9) above, (b) 43,001 shares of common stock beneficially owned by our executive officers not named in the table above, (c) 10,850 shares of common stock underlying restricted stock units that will vest within 60 days of the date of this table held by our executive officers not named in the table above and (d) 341,929 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date held by our executive officers not named in the table above.

INTERESTS OF CERTAIN PERSONS

Our executive officers and directors have received and will be eligible to receive awards and grants under the 2018 Fourth Amended Plan in such amounts and at such times as determined by our Board or the Compensation Committee.

EXECUTIVE COMPENSATION

Our named executive officers, or NEOs, for 2020, which consist of our principal executive officer and the next two most highly-compensated executives, are:

•	Dr. Harry Stylli, our Chief Executive Officer, or CEO, and Chairman of the Board;

•	Eric d’Esparbes, our Executive Vice President, Chief Financial Officer and Principal Financial Officer; and

•	Damon Silvestry, our Chief Operating Officer.

2020 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to our NEOs for 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Harry Stylli, Ph.D.	2020	395,000	2,333,660		3,020,843		—	3,819	5,753,322
Chief Executive Officer	2019	395,000	—		—		—	—	395,000
and Chairman of the Board
Eric d’Esparbes	2020	450,000	769,204	(4)	964,988	(4)	135,000	17,670	2,336,862
EVP, Chief Financial
Officer and Principal Financial Officer
Damon Silvestry	2020	246,154	611,250		870,152		53,320	39,162	1,820,038
Chief Operating Officer

(1)

Amounts shown in this column represent the aggregate grant date fair value (calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of stock awards and stock options granted during the year and the incremental fair value (calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of stock options that were repriced on January 9, 2020. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 12 to our consolidated financial statements, Stock-Based Compensation, of our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the market value of our common stock at the time the award vests or is exercised.

(2)

Mr. d’Esparbes had a target bonus equal to 50% of base salary and Mr. Silvestry had a target bonus equal to 40% of base salary. Dr. Stylli did not participate in our annual incentive bonus program during 2020 or 2019. Messrs. d’Esparbes and Silvestry received annual non-equity incentive plan compensation awards for 2020 in the form of fully vested shares of common stock.

(3)

Amounts shown in this column represent the value of life insurance premiums paid by the Company for each NEO, the value of 401(k) contributions made by the Company for Messrs. d’Esparbes and Silvestry and the value of relocation and temporary housing costs for Mr. Silvestry.

(4)

In lieu of paying cash bonuses for the fiscal year ended December 31, 2019, on March 3, 2020, the Compensation Committee approved granting Mr. d’Esparbes 4,610 restricted stock units with a fair value on such date of $44,998 and 7,785 stock options with a fair value on such date of $49,184. The grant date for all awards was March 4, 2020. The stock options were fully vested as of the date of grant and the restricted stock units vested on the one-year anniversary of the date of grant. In accordance with applicable SEC rules, the grant date fair value of each award is included in the 2020 Summary Compensation Table as Stock Awards and Option Awards.

Outstanding Equity Awards at 2020 Fiscal-Year End Table

The following table sets forth information regarding outstanding equity awards at the end of 2020 for each of our NEOs.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Harry Stylli, Ph.D.	2/5/2020(1)	—	—	—	—	214,174	1,137,264
	2/5/2020 (1)	109,571	368,577	9.76	2/5/2030
Eric d’Esparbes	6/15/2019(2)	—	—	—	—	10,653	56,567
	1/9/2020 (3)	10,652	17,754	9.88	6/15/2029	—	—
	1/15/2020(4)	—	—	—	—	45,564	241,945
	1/15/2020(4)	—	91,129	9.88	1/15/2030	—	—
	3/4/2020(5)	—	—	—	—	4,610	24,479
	3/4/2020(5)	7,785	—	9.76	3/4/2030	—	—
	8/15/2020(6)	—	—	—	—	36,243	192,450
	8/15/2020(6)	7,693	66,170	7.71	8/15/2030	—	—
Damon Silvestry	6/15/2020(7)	—	—	—	—	24,279	128,921
	6/15/2020(7)	—	48,558	11.37	6/15/2030	—	—
	11/15/2020(8)	—	—	—	—	75,000	398,250
	11/15/2020(8)	—	150,000	4.47	11/15/2030	—	—

(1)

Dr. Stylli’s unvested restricted stock units vest in semi-annual installments on each February 15 and August 15, ending on August 15, 2024, and his stock options vest in equal monthly installments over a four-year period.

(2)

These restricted stock units vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in semi-annual installments beginning on February 15, 2021 and ending on August 15, 2023.

(3)

On January 9, 2020, our Board and stockholders approved the reduction of the exercise price of the stock options to $9.88 to reflect the current fair market value of our common stock on such date. The unvested portion of these stock options vest in equal monthly installments through June 15, 2023.

(4)

Mr. d’Esparbes’s restricted stock units granted on January 15, 2020 vest with 25% vesting on February 15, 2021, and then in semi-annual installments beginning on August 15, 2021 and ending on February 15, 2024 and his stock options granted on such date vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in equal monthly installments thereafter.

(5)

In lieu of paying cash bonuses for the fiscal year ended December 31, 2019, on March 3, 2020, the Compensation Committee approved granting Mr. d’Esparbes 4,610 restricted stock units with a fair value on such date of $44,998 and 7,785 stock options with a fair value on such date of $49,184. The grant date for all awards was March 4, 2020. The stock options were fully vested as of the date of grant and the restricted stock units vested on the one-year anniversary of the date of grant.

(6)

Mr. d’Esparbes’s restricted stock units granted on August 15, 2020 vest with 25% vesting on August 15, 2021, and then in semi-annual installments beginning on February 15, 2022 and ending on August 15, 2024 and his stock options granted on such date vest in equal monthly installments from August 15, 2020 through July 15, 2024.

(7)

Mr. Silvestry’s restricted stock units granted on June 15, 2020 vest with 25% vesting on August 15, 2021, and then in semi-annual installments beginning on February 15, 2022 and ending on August 15, 2024 and his stock options granted on such date vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in equal monthly installments thereafter.

(8)

Mr. Silvestry’s restricted stock units granted on November 15, 2020 vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in equal semi-annual installments over the following three years, and his stock options granted on such date vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in equal monthly installments thereafter.

Employment Agreements

We do not have employment agreements with any of our NEOs at this time, but, in connection with Messrs. d’Esparbes’s and Silvestry’s commencement of employment, we extended offer letters to each of them that provide for base salary, participation in benefit plans and eligibility to earn an annual bonus. In addition, the offer letters provided for the grant of restricted stock units and stock options to each NEO, which are reflected in the Outstanding Equity Awards at 2020 Fiscal-Year End Table above. The offer letters also included a brief protection of confidential information commitment and related representations.

Incentive Compensation

Annual Incentive.    During 2020, our NEOs, other than Dr. Stylli, were eligible to receive an annual incentive bonus determined as a percentage of base salary based upon the achievement of pre-established corporate performance goals, which for 2020 included revenue cycle and volume goals, weighted 40%, managed care goals, weighted 20%, products and launch goals, weighted 25%, and precision medicine goals, weighted 15%, and evaluation of individual performance. For 2020, the target award opportunity for Mr. d’Esparbes was 50% of base salary and the target award opportunity for Mr. Silvestry was 40% of base salary. Performance was measured at fiscal year-end and the Compensation Committee determined that although the corporate goals were achieved below the target level, individual performance for each of Messrs. d’Esparbes and Silvestry was strong and as a result decided to award bonuses equal to $135,000 and $53,320, respectively. Following the end of the year, the Compensation Committee decided to award the bonuses in the form of fully vested shares of our common stock in lieu of cash.

Equity Incentive.    We maintain our 2018 Plan pursuant to which we currently grant stock option and restricted stock unit awards to eligible participants. Each of our NEOs received grants of stock options and restricted stock units under this plan in 2020. As described in our Registration Statement on Form S-1, following the fiscal year ended December 31, 2019, the Compensation Committee decided to award the 2019 annual incentive bonuses as equity awards granted under the 2018 Plan on March 3, 2020 in the form of fully vested stock options and restricted stock units that vested on the one-year anniversary of the grant date. In connection therewith, Mr. d’Esparbes received 4,610 restricted stock units with a fair value on such date of $44,998 and 7,785 stock options with a fair value on such date of $49,184. Dr. Stylli received 239,074 restricted stock units and 478,148 stock options on February 5, 2020, which were awarded in recognition of Dr. Stylli’s contributions to the Company and in light of the fact that Dr. Stylli had not been granted any equity incentive awards under our various equity compensation plans since the inception of the Company. The Compensation Committee consulted with its compensation consultant and considered relevant market data in making this award. Mr. d’Esparbes received 64,377 restricted stock units and 91,129 stock options on January 15, 2020 and, on August 15, 2020, in order to bring his compensation closer to the 75th percentile of our peers and, in accordance with the terms of his offer letter, in recognition of the completion of our initial public offering, Mr. d’Esparbes received an additional 36,243 restricted stock units and 73,863 stock options on August 15, 2020. In connection with his commencement of employment, Mr. Silvestry received 24,279 restricted stock units and 48,558 stock options on June 15, 2020 and, pursuant to the terms of his offer letter, an additional 75,000 restricted stock units and 150,000 stock options on November 15, 2020 pursuant to his achievement of certain performance goals related to revenue cycle management process improvements, reducing the rate of missing information on requisitions, savings related to costs of goods sold, implementation of our COVID-19 strategy and development of a business continuity plan.

Post-Employment Compensation and Change in Control Payments and Benefits

In December 2019, our Board adopted the Progenity, Inc. Severance Plan, or the Severance Plan, pursuant to which certain senior employees, including our NEOs, may become eligible to receive compensation and benefits upon certain qualifying terminations of employment. In the event that an NEO is terminated by the company without cause or voluntarily terminates employment with good reason (with “cause” and “good reason” each as defined in the Severance Plan), in either case more than three months prior to or 13 months or more following a change in control (as defined in the Severance Plan), subject to execution of a general release of claims in favor of the company and compliance with various standard restrictive covenants (such as protection of confidential information and non-disparagement commitments), the NEO is entitled to receive: (i) continued payment of base salary (for a period of 12 months, in the case of our CEO, and for a period of nine months, in the case of the other NEOs); and (ii) payment of the before-tax cost of the NEO’s premiums to continue coverage, or the Continued Coverage, for the NEO and the NEO’s eligible dependents, if any, under the company’s health, vision and/or dental benefit plans to the extent such NEO (and eligible dependents, if applicable) were enrolled prior to such termination (for a period of 12 months, in the case of our CEO and for a period of nine months, in the case of the other NEOs). In the event that an NEO is terminated by the company without cause or voluntarily terminates employment with good reason, in either case within the period that is three months prior to or 13 months following a change in control, subject to execution of a general release of claims in favor of the company, the NEO is entitled to receive: (i) a lump sum payment within 30 days of the change in control equal to 24 months of base salary for the CEO and 18 months of base salary for the other NEOs; (ii) a lump sum payment within 30 days of the change in control equal to the NEO’s average cash incentive bonus earned for the two most recently completed fiscal years multiplied by 2, in the case of the CEO and by 1.5, in the case of the other NEOs; (iii) the Continued Coverage for a period of 24 months (or such shorter period as required by law), in the case of the CEO and 18 months, in the case of the other NEOs; and (iv) all unvested time-based equity awards will accelerate in full and all unvested performance-based equity awards that are outstanding as of the termination date will vest, if at all, based on actual performance for the portion of the performance period ending shortly prior to the occurrence of the change in control as if such partial performance period were the entire performance period.

401(k) Plan

We offer our eligible full-time employees, including our NEOs, the opportunity to participate in our tax-qualified 401(k) plan. Employees can contribute 1% to 85% of their eligible earnings up to the Internal Revenue Service’s annual limits on a before-tax basis, which is generally $19,500 for 2021. We provide a match of 60% of the first 10% contributed. The matches we provided to our NEOs in 2020 are reflected in the “All Other Compensation” column of the 2020 Summary Compensation Table above. The matching funds that we provide are 100% vested after the completion of one year of service.

Other Benefits

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans. We maintain an Employee Stock Purchase Plan in order to enable eligible employees, including our eligible NEOs, to purchase shares of our common stock at a discount.

Clawback Policy

In March of 2021, we adopted a clawback policy applicable to all current and former Section 16 officers, including our NEOs, that will apply if there is an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws that is caused directly or indirectly by the misconduct of a Section 16 officer. The Company is authorized to recover a portion of any annual cash incentive bonuses, other short-term and long-term cash incentive awards and equity incentive awards paid to current or former executive officers in excess of what would have been paid, settled or issued based upon the restated audited financial statements.

Fiscal Year 2021 Compensation Decisions

Following the end of the fiscal year, in light of Dr. Stylli’s historically low compensation as compared to similarly situated executives at our peer companies, in consultation with its compensation consultant and in consideration of relevant market data, the Compensation Committee recommended to the independent members of the Board increasing Dr. Stylli’s base salary to $600,000 and approving his participation in the annual bonus program with a target bonus opportunity equal to 50% of base salary to bring him closer to the 25th percentile of our peers. The independent members of the Board approved these changes. The Compensation Committee also approved ordinary course increases in base salary for each of Messrs. d’Esparbes and Silvestry equal to 5% and 3%, respectively. In addition, in light of the fact that many of our existing stock options have an exercise price that exceeds the current market value of our common stock, the Compensation Committee (or in the case of Dr. Stylli, the independent members of the Board) approved awarding stock options to certain executives, including the NEOs, both for retention purposes and to increase their equity-based incentives to improve the Company’s return to its stockholders. These stock options have a grant date of March 15, 2021 and a vesting date of March 15, 2022, subject to continued service through such date. The grant date values of the stock options are $522,325, $191,006 and $37,753 for each of Dr. Stylli, Mr. d’Esparbes and Mr. Silvestry, respectively. In addition, each NEO received annual equity awards on April 15, 2021. The grant date values of the awards are $2,000,000, $729,000 and $500,000 for each of Dr. Stylli, Mr. d’Esparbes and Mr. Silvestry, respectively, and were granted half in the form of stock options and half in the form of restricted stock units, each subject to our standard four-year vesting schedule.

DIRECTOR COMPENSATION

Outside Director Compensation Policy

We adopted a policy for compensating our non-employee directors with a combination of cash and equity, with such equity awards being subject to the terms and conditions of our 2018 Plan and the Restricted Stock Unit Agreement and Stock Option Agreement thereunder and related forms of grant notices approved by the Board.

Cash Compensation. All non-employee directors are entitled to receive a $50,000 ($90,000 for our Lead Director, Jeffrey D. Alter) annual cash retainer for serving as a member of the Board as well as the following additional annual cash retainers for their board committee service:

	Chair	Member
Audit Committee	$20,000	$8,000
Compensation Committee	15,000	6,000
Nominating Committee	10,000	5,000
Science Committee	15,000	6,000

In addition, our Lead Director, Jeffrey D. Alter, receives an additional $40,000 annual cash retainer. Each annual cash retainer and additional annual fee is paid quarterly in advance on a prorated basis. We reimburse all of our directors for their reasonable out-of-pocket expenses, including travel, food and lodging incurred in attending meetings of our Board and/or its committees.

Equity Compensation. New non-employee directors are entitled to receive an initial equity grant with a target grant date fair value of $350,000, half of which is awarded in the form of restricted stock units and half of which is awarded in the form of stock options. Subject to the director’s continued service, initial equity awards vest in equal installments over a four-year period following the date of grant. In addition, each non-employee director is entitled to receive an annual equity grant with a target grant date fair value of $150,000, half of which is awarded in the form of restricted stock units and half of which is awarded in the form of stock options. The annual equity awards vest in full on the one-year anniversary of the date of grant subject to the director’s continued service through such date.

Fiscal Year 2020 Outside Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Jeffrey D. Alter	$97,556	$74,999	$68,928	$241,483
John T. Bigalke	75,000	74,999	68,928	218,927
Jeffrey A. Ferrell(2)	—	—	—	—
Brian L. Kotzin, M.D.	71,000	74,999	46,572	192,571
Samuel R. Nussbaum, M.D.	66,000	74,999	68,928	209,927
Lynne Powell	64,000	74,999	68,928	207,927

(1)

Amounts shown in this column represent the aggregate grant date fair value (calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation—Stock Compensation”) of stock awards and stock options granted during the year and the incremental fair value (calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of stock options that were repriced on January 9, 2020. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 12 to our consolidated financial statements, Stock-Based Compensation, of our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the award vests or is exercised. As of December 31, 2020, Mr. Alter held 14,341 restricted stock units and 28,988 stock options, Mr. Bigalke held 14,341 restricted stock units and 28,988 stock options, Mr. Ferrell held no restricted stock units and no stock options, Dr. Kotzin held 15,672 restricted stock units and 28,988 stock options, Dr. Nussbaum held 14,341 restricted stock units and 28,988 stock options and Ms. Powell held 14,341 restricted stock units and 28,988 stock options.
(2)	Mr. Ferrell elected not to receive any compensation from us for his services in 2020.

Directors who are also employees, such as Dr. Stylli, do not receive any compensation for their services as our directors. The compensation received by Dr. Stylli for his services to us as our Chief Executive Officer is presented in the 2020 Summary Compensation Table above.

Indemnification Agreements

We have entered into indemnification agreements with our officers and directors. The indemnification agreements and our Bylaws require us to indemnify these individuals to the fullest extent permitted by Delaware law.

Compensation Committee Interlocks

None of the members of our Compensation Committee have at any time during the prior three years been one of our officers or employees. None of our executive officers currently serve, or in the past fiscal year have served, as a member of our Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

OTHER MATTERS

Proposals by Security Holders

No stockholder proposals are included in this Information Statement.

Effective Dates

The Actions will take effect on June 21, 2021, which is 20 calendar days following the date we first mail this Information Statement to the Company’s stockholders.

Expenses

We will bear all costs related to this Information Statement. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of shares for their reasonable out-of-pocket expenses for forwarding this Information Statement to such beneficial owners.

Dissenters’ Rights of Appraisal

None of the DGCL, the Company’s Certificate of Incorporation or the Company’s Bylaws provides holders of the Company’s Common Stock with dissenters’ or appraisal rights in connection with the Actions described in this Information Statement.

Householding

We are sending this Information Statement to each stockholder of record. We have elected not to take advantage of the SEC’s householding rules that allow us to deliver a single set of materials to stockholders of record who share the same address. If you are a beneficial owner, your broker or other nominee may continue to send a single Information Statement to your household. Please contact your broker or other nominee if you wish to adjust your preferences regarding the delivery of materials from the Company.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Copies of certain information filed by the Company with the SEC are also available on the Company’s website at www.progenity.com.

Annex A

ACTION

BY WRITTEN CONSENT

IN LIEU OF A MEETING

OF

THE STOCKHOLDERS

OF

PROGENITY, INC.

(a Delaware corporation)

The undersigned stockholders (the “Stockholders”) of PROGENITY, INC., a Delaware corporation (the “Company”), constituting the holders of the outstanding shares of the Company having not less than the minimum number of votes necessary to authorize or take action at a meeting of the Company’s stockholders at which all shares entitled to vote thereon are present and vote, and acting in accordance with Section 228(a) of the General Corporation Law of the State of Delaware and Section 2.11 of the Bylaws of the Company, hereby consent in writing, to be effective as of the date such requisite approval is received by the Company, to the adoption of the following resolutions, such action to have the same force and effect as a vote of the stockholders of the Company at a meeting duly called and held:

APPROVAL OF THE PROGENITY, INC. 2018 EQUITY INCENTIVE PLAN (FOURTH AMENDED AND RESTATED)

WHEREAS, the Company maintains the Progenity, Inc. 2018 Equity Incentive Plan, third amended and restated (the “Current Equity Plan”);

WHEREAS, it has been proposed that the Company adopt the Progenity, Inc. 2018 Equity Incentive Plan (Fourth Amended and Restated) (the “A&R Plan”), substantially in the form attached hereto as Exhibit A, to amend and restate the Current Equity Plan, in its entirety, to increase the total number of shares of the Company’s common stock authorized for issuance thereunder by Seven Million Seven Hundred Thousand (7,700,000) shares for a total of Nineteen Million Eight Hundred Fifty-Three Thousand Four Hundred Nine (19,853,409) shares authorized for issuance under the A&R Plan;

WHEREAS, the undersigned Stockholders have carefully considered the A&R Plan; and

WHEREAS, the Board of Directors of the Company (the “Board”) (i) has determined that it is advisable and in the best interests of the Company and the Stockholders to approve and adopt the A&R Plan, (ii) has submitted the A&R Plan to a vote of the Stockholders, and (iii) has recommended to the Stockholders the approval of the A&R Plan.

NOW, THEREFORE, BE IT RESOLVED, that the A&R Plan in the form attached hereto as Exhibit A be, and it hereby is, approved.

RESOLVED, that this written consent may be executed in one or more counterparts, which may be delivered by facsimile transmission of .pdf, all of which together shall be deemed to be one and the same written consent.

IN WITNESS WHEREOF the undersigned have executed this Action by Written Consent to be effective as of the last date set forth below for the requisite Stockholders to approve.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date written below.

Date: May 5, 2021

By:	/s/ Harry Stylli
Harry Stylli

[SIGNATURE PAGE TO STOCKHOLDER WRITTEN CONSENT RE 2018 STOCK PLAN]

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date written below.

Date: May 5, 2021

ATHYRIUM OPPORTUNITIES FUND (A) LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES LP, its General Partner

By: ATHYRIUM OPPORTUNITIES ASSOCIATES GP LLC, the General Partner of Athyrium Opportunities Associates LP

By:	/s/ Andrew Hyman
Name: Andrew Hyman
Title: Authorized Signatory

[SIGNATURE PAGE TO STOCKHOLDER WRITTEN CONSENT RE 2018 STOCK PLAN]

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date written below.

Date: May 5, 2021

ATHYRIUM OPPORTUNITIES FUND (B) LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES LP, its General Partner

By: ATHYRIUM OPPORTUNITIES ASSOCIATES GP LLC, the General Partner of Athyrium Opportunities Associates LP

By:	/s/ Andrew Hyman
Name: Andrew Hyman
Title: Authorized Signatory

[SIGNATURE PAGE TO STOCKHOLDER WRITTEN CONSENT RE 2018 STOCK PLAN]

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date written below.

Date: May 5, 2021

ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES CO-INVEST LLC, its General Partner

By:	/s/ Andrew Hyman
Name: Andrew Hyman
Title: Authorized Signatory

[SIGNATURE PAGE TO STOCKHOLDER WRITTEN CONSENT RE 2018 STOCK PLAN]

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date written below.

Date: May 5, 2021

ATHYRIUM OPPORTUNITIES III ACQUISITION 2 LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES III LP, its General Partner

By: ATHYRIUM OPPORTUNITIES ASSOCIATES III GP LLC, the general partner of Athyrium Opportunities Associates III LP

By:	/s/ Andrew Hyman
Name: Andrew Hyman
Title: Authorized Signatory

[SIGNATURE PAGE TO STOCKHOLDER WRITTEN CONSENT RE 2018 STOCK PLAN]

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date written below.

Date: May 5, 2021

ATHYRIUM OPPORTUNITIES 2020 LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES III LP, its General Partner

By: ATHYRIUM OPPORTUNITIES ASSOCIATES III GP LLC, the general partner of Athyrium Opportunities Associates III LP

By:	/s/ Andrew Hyman
Name: Andrew Hyman
Title: Authorized Signatory

[SIGNATURE PAGE TO STOCKHOLDER WRITTEN CONSENT RE 2018 STOCK PLAN]

Exhibit A

A&R Plan

PROGENITY, INC.

2018 EQUITY INCENTIVE PLAN (FOURTH AMENDED & RESTATED)

ADOPTED BY THE BOARD: FEBRUARY 22, 2018 (FIRST AMENDMENT MARCH 6, 2019, SECOND AMENDMENT DECEMBER 5, 2019, THIRD AMENDMENT MARCH 4, 2020, FOURTH AMENDMENT MAY 5, 2021)

APPROVED BY THE STOCKHOLDERS: FEBRUARY 22, 2018 (FIRST AMENDMENT MARCH 6, 2019, SECOND AMENDMENT DECEMBER 5, 2019, THIRD AMENDMENT MARCH 4, 2020, FOURTH AMENDMENT MAY 5, 2021)

1.	GENERAL.

(a)    Successor to and Continuation of Prior Plans. The Plan is the successor to and continuation of the Company’s Amended and Restated 2012 Stock Plan, as amended, and the Company’s 2015 Consultant Stock Plan (each a “Prior Plan”). From and after 11:59 p.m. Pacific time on February 22, 2018 (the “Effective Date”), no additional stock awards will be granted under a Prior Plan. All stock awards granted under a Prior Plan remain subject to the terms of that Prior Plan. All Awards granted on or after 11:59 p.m. Pacific Time on the Effective Date shall be subject to the terms of the Plan.

(b)    Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c)    Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(d)    Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in the value of the Common Stock.

2.	ADMINISTRATION.

(a)    Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)     To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)     To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Document or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)     To settle all controversies regarding the Plan and Awards granted under it.

(iv)     To accelerate, in whole or in part, or to extend, in whole or in part, the time during which an Award may be exercised or vest, or at which cash or shares of Common Stock may be issued.

(v)     To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Document, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent, except as provided in subsection (viii) below.

(vi)     To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code and/or making the Plan or Awards granted under the Plan exempt from or compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including subsection (viii) below) or an Award Document, no amendment of the Plan will materially impair a Participant’s rights under a then-outstanding Award without the Participant’s written consent.

(vii)     To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3 of Exchange Act or any successor rule, if applicable.

(viii)     To approve forms of Award Documents for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Documents for such Awards, subject to any specified limits in the Plan that are not subject to Board discretion. A Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and the Participant consents in writing. However, a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

(ix)     Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan and/or Award Documents.

(x)     To adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in the Plan by persons eligible to receive Awards under the Plan who are foreign nationals or employed outside the United States or (B) allow Awards to qualify for special tax treatment in a foreign jurisdiction; provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Document that are required for compliance with the laws of a foreign jurisdiction.

(c)    Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in the charter of the Committee to which the delegation is made, or resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to any subcommittee. Unless otherwise provided by the Board, delegation of authority by the Board to a Committee, or to an Officer pursuant to Section 2(d), does not limit the authority of the Board, which may continue to exercise any authority so delegated and may concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d)    Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Document approved by the Committee or the Board for use in connection with such Stock Awards, unless otherwise provided for in the resolutions approving the delegation authority.

(e)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board (or a duly authorized Committee, subcommittee or Officer exercising powers delegated by the Board under this Section 2) in good faith will not be subject to review by any Person and will be final, binding and conclusive on all Persons, unless found by a court of competent jurisdiction to have been either (i) arbitrary and capricious or (ii) made in bad faith.

3.	SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve.

(i)    Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the date of adoption of the Plan by the Board, as aggregated from time to time, will be Nineteen Million Eight Hundred Fifty-Three Thousand Four Hundred Nine (19,853,409) shares of Common Stock (the “Share Reserve”).

(ii)    The Share Reserve will automatically increase on January 1st of each year, during the term of the Plan, commencing on January 1, 2022 and ending with a final increase on January 1, 2030, in an amount equal to four percent (4%) of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year, calculated on a fully diluted, fully converted basis. The Board may provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(iii)    For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under to the Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iv)    Shares may be issued under the terms of the Plan in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)    Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award (i) expires, is canceled, forfeited or otherwise terminates without all of the shares covered by the Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, cancelation, forfeiture, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under the Plan. If any shares of Common Stock issued under a Stock Award are forfeited back to or repurchased or otherwise reacquired by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited, repurchased or reacquired will revert to and again become available for issuance under the Plan. Any shares retained or reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award, as consideration for the exercise or purchase price of a Stock Award, or with the proceeds paid by the Participant under the terms of a Stock Award, will again become available for issuance under the Plan. If the Company repurchases shares of Common Stock with stock option exercise or stock purchase proceeds, such shares shall be added to the Share Reserve. For any Stock Award with respect to which a net number of shares of Common Stock are issued, whether in satisfaction of tax withholding obligations, exercise or purchase prices or otherwise, only the net number of shares shall reduce the Share Reserve.

(c)    Incentive Stock Option Limit. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be Nineteen Million Eight Hundred Fifty-Three Thousand Four Hundred Nine (19,853,409) shares of Common Stock.

(d)    Non-Employee Director Limit. The aggregate dollar value of Stock Awards (based on the grant date fair value of the Stock Awards) granted under this Plan during any calendar year to any one non-employee Director shall not exceed $750,000.

(e)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock and may include shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.

4.	ELIGIBILITY.

(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or comply with the requirements of Section 409A of the Code.

(b)    Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Document will conform to (through incorporation of provisions hereof by reference in the applicable Award Document or otherwise) the substance of each of the following provisions:

(a)    Term. Subject to Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Document.

(b)    Exercise Price. Subject to Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)    Purchase Price for Options. The purchase price of shares of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)     by cash, check, bank draft or money order payable to the Company;

(ii)     pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board or a successor regulation, or a similar rule in a foreign jurisdiction of domicile of a Participant, that, prior to or contemporaneously with the issuance of shares of Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the proceeds of sale of such stock;

(iii)     by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)     if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that

(A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)     in any other form of legal consideration that the Board determines is a benefit to the Company and specified in the applicable Award Document.

(d)    Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Award Document evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR (with respect to which the Participant is exercising the SAR on such date), over (B) the aggregate exercise price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Document evidencing such SAR.

(e)    Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board determines. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)     Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)     Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)     Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive shares of Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)    Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments based on completion of specified periods of Continuous Service that may or may not be equal. The Option or SAR may be subject to such other terms and conditions with respect to the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)    Termination of Continuous Service. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if a Participant’s

Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(h)    Extension of Termination Date. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate any provisions of the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such provisions, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. In addition, unless otherwise provided in a Participant’s applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s Insider Trading Policy (the “Insider Trading Policy”), and the Company does not waive the potential violation of the policy or otherwise permit the sale, or allow the Participant to surrender shares of Common Stock to the Company in satisfaction of any exercise price and/or any withholding obligations under Section 8(h), then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Insider Trading Policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document.

(i)    Disability of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)    Death of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Plan or the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Award Document. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k)    Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Document or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s

Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l)    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least 6 months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the non-exempt Employee’s retirement (as such term may be defined in the non-exempt Employee’s applicable Award Document, in another agreement between the non-exempt Employee and the Company or any Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than 6 months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any shares of Common Stock under any other Stock Award will be exempt from such employee’s regular rate of pay, the provisions of this paragraph will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Documents.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)    Restricted Stock Awards. Each Restricted Stock Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Award Documents need not be identical. Each Restricted Stock Award Document will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that the Board determines is a benefit to the Company, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. Shares of Common Stock awarded under the Restricted Stock Award Document may be subject to forfeiture to the Company in accordance with a vesting schedule and subject to such conditions as may be determined by the Board.

(iii)    Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Document.

(iv)    Transferability. Shares of Common Stock issued pursuant to an Award, and rights to acquire shares of Common Stock under the Restricted Stock Award Document, will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Document, as the Board determines in its sole discretion, so long as such shares of Common Stock remains subject to the terms of the Restricted Stock Award Document.

(v)    Dividends. A Restricted Stock Award Document may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares of Common Stock subject to the Restricted Stock Award to which they relate.

(b)     Restricted Stock Unit Awards. Each Restricted Stock Unit Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Documents need not be identical. Each Restricted Stock Unit Award Document will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)     Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that the Board determines is a benefit to the Company, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)    Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Document.

(iv)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)    Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Document. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. The Restricted Stock Unit Award Document may provide that any additional shares of Common Stock covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Document to which they relate.

(vi)    Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Document, or other agreement between the Participant and the Company or any Affiliate, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)     Performance Awards.

(i)    Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of the achievement of certain performance goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Committee or the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Document, the Board may determine that a Performance Stock Award may be payable in cash.

(ii)    Performance Cash Awards. A Performance Cash Award is a cash award that is granted and/or becomes payable contingent upon the attainment during a Performance Period of the achievement of certain performance goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Committee or the Board, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)    Board Discretion. The Committee or the Board, retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a Performance Period.

(d)     Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or purchase price less than 100% of the Fair Market Value of shares of Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)     Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)     Securities Law Compliance. No Award may be exercised or shares of Common Stock issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company , the shares of Common Stock issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any shares of Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or shares of Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)     No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to, and does not undertake to, provide tax advice or to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a)     Repurchase Rights. Prior to the Initial Public Offering Date, shares of Common Stock issued under the Plan may be subject to a right of first refusal, one or more repurchase options or reacquisition rights, drag-along rights, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right or other right that it may have with respect to a share of Common Stock issued under the Plan, whether or not such right is then exercisable, to one or more Persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the issuance of shares of Common Stock hereunder and shall promptly present to the Company any certificates representing shares of Common Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. To the extent required by any agreement of stockholders or other agreement to which the Company is or may become subject, persons acquiring shares of Common Stock issued under the Plan will be required to enter into such agreement upon acquiring such shares of Common Stock as a condition of acquiring such shares of Common Stock.

(b)     Provision of Information. To the extent required by applicable law, the Company will provide information to Participants regarding the Company.

(c)     Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(d)     Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the latest date that all necessary corporate action has occurred and all material terms of the Award (including, in the case of stock options, the exercise price thereof) are fixed, unless otherwise determined by the Board, regardless of when the documentation evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Document as a result of a clerical error in the papering of the Award Document, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Document.

(e)     Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the shares of Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(f)     No Employment or Other Service Rights. Nothing in the Plan, any Award Document or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or any other capacity or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee for any reason or no reason, with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such

Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the organizational documents of the Company or an Affiliate (including the certificate of incorporation and bylaws), and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(g)     Change in Time Commitment. If after the date of grant of any Award to the Participant, the Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence), or the Participant’s role or primary responsibilities are changed to a level that, in the good faith determination by the Board does not justify the Participant’s unvested Awards, the Board has the unilateral right, which right shall be exercised in its sole discretion, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(h)     Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(i)     Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring shares of Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company (A) as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and (B) that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the shares of Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the shares of Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (x) the issuance of the shares of Common Stock upon the exercise of a Stock Award or acquisition of shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the shares of Common Stock.

(j)     Withholding Obligations. Unless prohibited by the terms of an Award Document, the Company may, in its sole discretion, satisfy any U.S. federal, state, local, foreign or other tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award (only up to the amount permitted that will not cause an adverse accounting consequence or cost); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Document.

(k)     Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(l)     Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of shares of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant). Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(m)     Compliance with Section 409A. Unless otherwise expressly provided for in an Award Document, or other agreement between the Participant and the Company or any Affiliate, the Plan and Award Documents will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Document evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Document is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Document. Notwithstanding anything to the contrary in the Plan (and unless the Award Document specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(n)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Document as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)     Dissolution or Liquidation. Except as otherwise provided in the Stock Award Document, or other agreement between the Participant and the Company or any Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)     Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to each outstanding Stock Award, contingent upon the closing or completion of the Corporate Transaction:

(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of shares of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)    accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine, with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such accelerated vesting (and if applicable, such exercise) reversed if the Corporate Transaction does not become effective;

(iv)    arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled Stock Award, taking into account the value of the shares of Common Stock subject to the canceled Stock Award, the possibility that the Stock Award might not otherwise vest in full, and such other factors as the Board deems relevant;

(vi)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value in the Corporate Transaction of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise; and

(vii)    continuation of the Stock Award.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

In the absence of any affirmative determination by the Board at the time of a Corporate Transaction, each outstanding Stock Award will be assumed or an equivalent Stock Award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Stock Award or to substitute an equivalent Stock Award, in which case the vesting of such Stock Award will accelerate in its entirety (along with, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such exercise reversed if the Corporate Transaction does not become effective.

(d)     Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Document for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Awards may be granted after the tenth (10th) anniversary of the earlier of (i) the date the Board adopts the Plan, or (ii) the date the stockholders approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.	EFFECTIVE DATE OF PLAN

The Plan came into existence on the Effective Date and no Award shall be granted hereunder prior to such date.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of laws rules.

13.    DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “Affiliate” means, at the time of determination, any direct or indirect “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)    “Award” means a Stock Award or a Performance Cash Award.

(c)    “Award Document” means a written agreement between the Company and a Participant, or a written notice issued by the Company to a Participant, evidencing the terms and conditions of an Award.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Capital Stock” means each and every class and series of common stock and preferred stock of the Company, regardless of the number of votes per share.

(f)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, shares of Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g)    “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or any Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant’s failure substantially to perform his or her duties and responsibilities to the Company or any Affiliate or violation of a policy of the Company or any Affiliate; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other misconduct that has caused or is reasonably expected to result in injury to the Company or any Affiliate; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other Person to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or any Affiliate; or (iv) Participant’s breach of any of his or her obligations under any written agreement or covenant with the Company or any Affiliate. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

(h)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)    individuals who, on the date on which the Board adopts the Plan, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of the Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(i)    “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j)    “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k)    “Common Stock” means the common stock of the Company.

(l)    “Company” means Progenity, Inc., a Delaware corporation.

(m)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, from and after the Initial Public Offering Date, a person is treated as a Consultant under the Plan only if a Form Registration Statement on Form S-8 or a successor form under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. If the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the applicable Award Document, the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(p)    “Director” means a member of the Board.

(q)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)    “Effective Date” means February 22, 2018.

(s)    “Employee” means any person providing services as an employee of the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)    “Entity” means a corporation, partnership, limited liability company or other entity.

(u)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the date of adoption by the Board of the Plan, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, (vi) Harry Stylli, or any trust or Entity wholly owned by him or as to which he is the trustee and beneficiary, or (vii) Athyrium Capital Management, LP, or any fund managed by Athyrium Capital Management, LP.

(w)    “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock as of any date of determination will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

The Board shall make a good faith determination of the Fair Market Value of any securities or derivative securities (including options) of the Company. For any options granted after the Initial Public Offering Date, the Board shall base the Fair Market Value of any options on the “fair value” determined for financial accounting purposes under Accounting Standards Codification 718.

(x)    “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)    “Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to a registration statement filed and declared effective pursuant to the Securities Act.

(z)    “Initial Public Offering Date” means the date of the underwriting agreement between the Company and the underwriters(s) managing the Initial Public Offering, pursuant to which shares of Common Stock are priced for the Initial Public Offering; provided that the Initial Public Offering contemplated by such underwriting agreement occurs.

(aa)    “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act (whether or not shares of Common Stock are publicly traded).

(cc)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd)    “Option Agreement” means an Award Document evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff)    “Other Stock Award” means an award based in whole or in part by reference to shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(d).

(gg)    “Other Stock Award Document” means an Award Document evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Document will be subject to the terms and conditions of the Plan.

(hh)    “Own,” “Owned,” “Owner,” “Ownership”, a Person will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ll)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(mm)    “Person” means a “person” as defined in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(nn)    “Plan” means this 2018 Equity Incentive Plan of Progenity, Inc. (Fourth Amended and Restated).

(oo)    “Restricted Stock Award” means an award of shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(a).

(pp)    “Restricted Stock Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Document will be subject to the terms and conditions of the Plan.

(qq)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(b).

(rr)    “Restricted Stock Unit Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Document will be subject to the terms and conditions of the Plan.

(ss)    “Securities Act” means the U.S. Securities Act of 1933, as amended.

(tt)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(uu)    “Stock Appreciation Right Award Document” means an Award Document evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Award Document will be subject to the terms and conditions of the Plan.

(vv)    “Stock Award” means any right to receive shares of Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award. The right to receive cash under the terms of a Stock Award that is actually settled in shares of Common Stock shall not disqualify such award from satisfying the definition of a “Stock Award”.

(ww)    “Stock Award Document” means an Award Document evidencing the terms and conditions of a Stock Award grant. Each Stock Award Document will be subject to the terms and conditions of the Plan.

(xx)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other Entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(yy)    “Ten Percent Stockholder” means a Person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

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